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                                                      Exhibit 23(a) to Form S-3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 33-52357 of The Laclede Group, Inc. on Form S-3 of our report dated November 16, 2000, appearing in the Annual Report on Form 10-K of Laclede Gas Company for the year ended September 30, 2000.

/s/ DELOITTE & TOUCHE LLP
St. Louis, Missouri
September 27, 2001